                                                                    EXHIBIT 10.4

                                CREDIT AGREEMENT



          This Credit Agreement dated as of ___________, 19__ is entered into among SANTA ANITA REALTY ENTERPRISES, INC., a Delaware corporation (the "Borrower") and FIRST INTERSTATE BANK OF CALIFORNIA, a California banking corporation (the "Bank"). The Borrower and the Bank agree as follows:



                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.01.  Defined Terms.  As used in this Agreement, the
                         -------------
following terms have the following meanings:

          "Agreement":  This Credit Agreement, as amended, supplemented or
           ---------
modified from time to time.

          "Assessment Rate":  For any period, the net annual assessment rate
           ---------------
estimated by the Bank to be payable by it to the Federal Deposit Insurance Corporation or any successor ("FDIC"), for FDIC's insuring time deposits made in Dollars at offices of the Bank in the United States.

          "Assignment of Lease":  That certain Assignment of Rents, Leases,
           -------------------
Income and Profits, in form acceptable to Bank, by which Borrower assigns to Bank, among other things, all of Borrower's rents, issues and profits in the Lease.

          "Bank":  As set forth in the introductory paragraph of this Agreement.
           ----

          "Base Rate":  With respect to each Interest Period pertaining to CD
           ---------
Rate Loans, the rate of interest determined by the Bank to be the prevailing rate per annum (rounded upward to the nearest 1/100 of 1%) bid at the time the Bank quotes the rate to the Borrower on the first day of such Interest Period by at least one certificate of deposit dealer of recognized standing selected by the Bank for the purchase at face value from the Bank of its certificates of deposit in an amount equal to or comparable to the CD Rate Loan to which such Interest Period applies and having a maturity equal to or comparable to such Interest Period.

          "Borrower":  As set forth in the introductory paragraph of this
           --------
Agreement.

          "Borrowing":  As defined in Section 2.01.
           ---------

          "Business Day":  A day other than a Saturday, Sunday or a day on which
           ------------
commercial banks in California are authorized or required by law to close.

          "CD Rate":  A rate per annum equal to the following:
           -------

                         Base Rate  +  Assessment Rate
                       ---------------------------------------
                           1.00 - Reserve Percentage

The rate per annum shall be a rate quoted by the Bank's central money desk to the Bank's lending office.

          "CD Rate Loans":  Loans hereunder at such time as they accrue interest
           -------------
at a rate based upon the CD Rate.

          "Capital Lease":  As applied to any Person, any lease of any property
           -------------
(whether real, personal or mixed) by that Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person.

          "Commitment":  The Bank's obligation to make Loans to the Borrower
           ----------
pursuant to Article II in the amount or amounts referred to therein.

          "Consolidated Cash Flow":  In respect of any period, the net income
           ----------------------
from operations during such period of the Borrower and its consolidated Subsidiaries plus (a) all non-cash items (including, without limitation, depreciation, depletion, amortization, deferred taxes and amortization of debt discount) deducted in calculating net income of the Borrower and its consolidated Subsidiaries during such period, (b) interest payments on all long term debt net of related tax benefits, and (c) lease payments net of related tax benefits of the Borrower and its consolidated Subsidiaries during such period, all as determined in accordance with GAAP.

          "Consolidated Current Assets":  At any date of determination, the
           ---------------------------
total assets of the Borrower and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP.

          "Consolidated Current Liabilities":  At any date of determination, the
           --------------------------------
Consolidated Liabilities which may properly be classified as current liabilities in conformity with GAAP.

          "Consolidated Liabilities":  At any date of determination, the total
           ------------------------
liabilities of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP (including, without limitation, (1) any balance sheet liability with respect to a Pension Plan recognized pursuant to Financial Accounting Standards Board Statements 87 or 88 and (2) any withdrawal liability under Section 4201 of ERISA with respect to a withdrawal from a Multiemployer Plan, as such liability may be set forth in a notice of withdrawal liability under Section 4219 (and as adjusted from time to time subsequent to the date of such notice)).

          "Consolidated Tangible Net Worth":  At any date of determination, the
           -------------------------------
sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of the Borrower and its consolidated Subsidiaries minus intangible assets (including, without limitation, franchises, patents, patent applications, trademarks, brand names, goodwill and research and development expenses), on a consolidated basis determined in conformity with GAAP.

          "Consolidated Working Capital":  At any date of determination, the
           ----------------------------
Consolidated Current Assets minus the Consolidated Current Liabilities.

          "Debt":  As applied to any Person, (i) all indebtedness for borrowed
           ----
money, (ii) that portion of obligations with respect to Capital Leases which is properly classified as a liability on a balance sheet in conformity with GAAP,
(iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services which purchase price is (y) due more than six months from the date of incurrence of the obligation in respect thereof, or (z) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that person.

          "Debt Service":  In respect of any period, the sum, without
           ------------
duplication, of the Borrower's consolidated (a) interest expense (including, that attributable to Capital Leases in accordance with GAAP) net of related tax benefits, (b) lease payments net of related tax benefits, (c) dividends on preferred stock, and (d) the amortization of Debt, including that portion of rental payments with respect to Capital Leases which is or should be applied as a reduction to the principal of such Capital Leases in accordance with GAAP.

          "Dollars and $":  Dollars in lawful currency of the United States of
           -------------
America.

          "Employee Benefit Plan":  Any Pension Plan, any employee welfare
           ---------------------
benefit plan, or any other employee benefit plan which is described in Section 3(3) of ERISA and which is maintained for employees of the Borrower or any ERISA affiliate of the Borrower.

          "ERISA":  The Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time and any successor statute.

          "ERISA Affiliate":  As applied to any Person, any trade or business
           ---------------
(whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of
Section 414(b) and (c) of the Internal Revenue Code.

          "GAAP":  Generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession.

          "Interest Payment Date":  As to any Prime Rate Loan until payment in
           ---------------------
full, the Maturity Date and the last day of each month commencing on the first of such days to occur after a Prime Rate Loan is made. As to any CD Rate Loan or LIBO Rate Loan with an Interest Period of 30 days or one month, as the case may be, or less, the last day of such Interest Period and the Maturity Date, and as to any CD Rate Loan or LIBO Rate Loan with an Interest Period in excess of 30 days or one month, as the case may be, (i) the last day of each month following the beginning of such Interest Period, (ii) the last day of such Interest Period and (iii) the Maturity Date.

          "Interest Period":
           ---------------

          With respect to any CD Rate Loan:

          (i) initially, the period commencing on, as the case may be, the Borrowing or conversion date with respect to such CD Rate Loan and ending 30, 60 or 90 days thereafter, as selected by the Borrower in its notice of Borrowing as provided in Section 2.01(b) or its notice of conversion as provided in Section 2.04; and

         (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such CD Rate Loan and ending 30, 60 or 90 days thereafter, as selected by the Borrower in its notice of continuation as provided in Section 2.04;

          With respect to any LIBO Rate Loan:

          (i) initially, the period commencing on, as the case may be, the Borrowing or conversion date with respect to such LIBO Rate Loan and ending one, two or three months thereafter as selected by the Borrower in its notice of Borrowing as provided in Section 2.01(b) or its notice of conversion as provided in Section 2.04; and

         (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBO Rate Loan and ending one, two or three months thereafter as selected by the Borrower in its notice of continuation as provided in Section 2.04;

provided, that all of the foregoing provisions relating to Interest Periods are
- - --------
subject to the following:

       (a) if any Interest Period for a CD Rate Loan would otherwise end on a day which is not a Business Day, that Interest

Period shall be extended to end on the next succeeding Business Day;

          (b) if any Interest Period for a LIBO Rate Loan would otherwise end on a day which is not a LIBO Business Day, that Interest Period shall be extended to the next succeeding LIBO Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding LIBO Business Day;

          (c) the Borrower may not select an Interest Period with respect to any portion of principal of a CD Rate Loan or a LIBO Rate Loan which extends beyond a date on which the Borrower is required to make a scheduled payment of that portion of principal; and

          (d) there shall be no more than six Interest Periods (including all CD Rate Loans and LIBO Rate Loans or a combination thereof) outstanding at any time.

          "Internal Revenue Code":  The Internal Revenue Code of 1986, as
           ---------------------
amended to the date hereof and from time to time hereafter.

          "Lease":  That lease by and between Borrower, as lessor, and Los
           -----
Angeles Turf Club, Incorporated, a California corporation, as lessee, dated January 1, 1980, as amended and restated as of November 9, 1994.

          "LIBO Business Day":  A day which is a Business Day and on which
           -----------------
dealings in Dollar deposits may be carried out in the London interbank market.

          "LIBO Rate":  For each Interest Period (i) the rate of interest
           ---------
determined by the Bank at which deposits for the relevant Interest Period would be offered to the Bank in the approximate amount of the relevant LIBO Rate Loan in the London interbank market upon request of the Bank at 11:00 A.M. (London time) on the day which is two LIBO Business Days prior to the first day of such Interest Period, divided by (ii) a number equal to 1.00 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two LIBO Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as in effect at the time the Bank quotes the rate to the Borrower) for Eurocurrency funding of domestic assets (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of such System (such rate to be adjusted to the next higher 1/16 of 1%).

          "LIBO Rate Loans":  Loans hereunder at such time as they accrue
           ---------------
interest at a rate based upon the LIBO Rate.

          "Lien":  Any lien, mortgage, deed of trust, pledge, security interest,
           ----
charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

          "Loans":  Loans made to the Borrower pursuant to Section 2.01.
           -----

          "Loan Documents":   This Agreement, the Note(s) and the Assignment of
           --------------
Lease, and such other documents required by the Bank in connection with this Agreement and/or the credit extended hereunder.

          "Maturity Date":  The earlier to occur of:  (i) one year after the
           -------------
date of the Note, or (ii) November 30, 1995.

          "Multiemployer Plan":  A "multiemployer plan" as defined in Section
           ------------------
4001(a)(3) of ERISA which is maintained for employees of the Borrower or any ERISA Affiliate of the Borrower.

          "Note" and "Notes":  The Revolving Note(s).
           ----       -----

          "Operating Company":  Santa Anita Operating Company, a Delaware
           -----------------
corporation.

          "Pension Plan":  Any employee plan which is subject to Section 412 of
           ------------
the Internal Revenue Code and which is maintained for employees of the Borrower or any ERISA Affiliate of the Borrower, other than a Multiemployer Plan.

          "Person":  An individual, partnership, corporation, business trust,
           ------
joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

          "Potential Event of Default":  A condition or event which, after
           --------------------------
notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

          "Prime Rate":  The index rate of interest established from time to
           ----------
time by the Bank in connection with the pricing of certain of its loans. The Bank may make loans priced at, above or below the Prime Rate. Information concerning the Prime Rate may be obtained from the Bank.

          "Prime Rate Loans":  Loans hereunder at such time as they accrue
           ----------------
interest at a rate based upon the Prime Rate.

          "Regulation G, T, U and X":  Regulations G, T, U and X, respectively,
           ------------------------
promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time, and any successors thereto.

          "Reserve Percentage":  For any day, the percentage (expressed as a
           ------------------
decimal) which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D or any similar regulation, for determining the reserve requirement for the Bank in respect of new nonpersonal time deposits in dollars having a maturity comparable to the relevant Interest Period for any CD Rate Loan and in an amount of $100,000 or more.

          "Revolving Commitment":  The amount of $30,000,000, as such amount may
           --------------------
be reduced pursuant to Section 2.01(d).

          "Revolving Loans":  As defined in Section 2.01(a).
           ---------------

          "Revolving Note":  As defined in Section 2.01(e).
           --------------

          "S.E.C.":  The United States Securities and Exchange Commission and
           ------
any successor institution or body which performs the functions or substantially all of the functions thereof.

          "Subsidiary":  A corporation of which shares of stock having ordinary
           ----------
voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, directly, or indirectly through one or more intermediaries, or both, by the Borrower.

          "Termination Event":  (i) a "Reportable Event" described in Section
           -----------------
4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation under such regulations), or (ii) the withdrawal of the Borrower or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(1)(2) or 4068(f) of ERISA, or (iii) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under
Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Pension Plan by the Pension Benefit Guaranty Corporation, (v) any other event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (vi) the imposition of a lien pursuant to Section 412(n) of the Internal Revenue Code.

          SECTION 1.02.  Other Definitional Provisions.
                         -----------------------------

          (a) All terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms not defined in subsection 1.01, and accounting terms partly defined in subsection 1.01 to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

          (d) So long as the Borrower does not have any Subsidiaries, references to a Subsidiary or Subsidiaries in this Agreement shall be deemed to be deleted.



                                  ARTICLE II

                                   THE LOANS

          SECTION 2.01.  The Revolving Loans.
                         -------------------

          (a) The Revolving Commitment.  The Bank agrees, on the terms and
              ------------------------
conditions hereinafter set forth, to make loans ("Revolving Loans") to the Borrower from time to time during the period from the date hereof to and including the Maturity Date in an aggregate amount not to exceed the Revolving Commitment, as such amount may be reduced pursuant to Section 2.01(d). Each borrowing under this Section (a "Borrowing") consisting of a CD Rate Loan or a LIBO Rate Loan shall be in a minimum amount of $500,000 or an integral multiple of $100,000 above such amount, and Prime Rate Loans may be in any amount. Within the limits of the Revolving Commitment and prior to the Maturity Date, the Borrower may borrow, repay pursuant to Section 2.02(b) and reborrow under this Section.

          (b) Making the Revolving Loans.  The Borrower may borrow under the
              --------------------------
Revolving Commitment on any Business Day if the Borrowing is to consist of a Prime Rate Loan or CD Rate Loan and on any LIBO Business Day if the Borrowing is to consist of a LIBO Rate Loan, provided that the Borrower shall give the Bank irrevocable notice (which notice must be received by the Bank prior to 11:00 A.M., Los Angeles time) (i) three LIBO Business Days prior to the requested Borrowing date in the case of a LIBO Rate Loan, and (ii) on or before the requested Borrowing date in the case of a Prime Rate Loan or a CD Rate Loan, specifying (A) the amount of the proposed Borrowing, (B) the requested date of the Borrowing, (C) whether the Borrowing is to consist of a CD Rate Loan, a LIBO Rate Loan or a Prime Rate Loan, and (D) if the Loan is to be a LIBO Rate Loan or a CD Rate Loan, the length of the Interest Period therefor. Upon satisfaction of the applicable conditions set forth in Article IV, the proceeds of all such Loans will then be made available to the Borrower by the Bank by crediting the account of the Borrower on the books of the Bank, or as otherwise directed by the Borrower.

          The notice of Borrowing may be given orally (including telephonically) or in writing (including telex or facsimile transmission) and any conflict regarding a notice or between an oral notice and a written notice applicable to the same Borrowing shall be conclusively determined by the Bank's books and records. The Bank's failure to receive any written notice of a particular Borrowing shall not relieve the Borrower of its obligations to repay the Borrowing made and to pay interest thereon. The Bank shall not incur any liability to the Borrower in acting upon any notice of Borrowing which the Bank believes in good faith to have been given by a Person duly authorized to borrow on behalf of the Borrower.

          (c) Commitment Fee.  The Bank hereby acknowledges that the Borrower
              --------------
has paid to the Bank a non-refundable commitment fee on the Revolving Commitment in the amount of $83,750.00.

          (d) Reduction of the Revolving Commitment.  The Borrower shall have
              -------------------------------------
the right, upon at least two Business Days' notice to the Bank, to terminate in whole or reduce in part the unused portion of the Revolving Commitment, without premium or penalty, provided that each partial reduction shall be in the aggregate amount of $100,000 or an integral multiple thereof and that such reduction shall not reduce the Revolving Commitment to an amount less than the amount outstanding hereunder on the effective date of the reduction. Such notice shall be irrevocable and such reduction shall not be reinstated.

          (e) Revolving Note.  The Loans made by the Bank pursuant hereto shall
              --------------
be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A, with appropriate insertions (the "Revolving Note"), payable to the order of the Bank and representing the obligation of the Borrower to pay the aggregate unpaid principal amount of all Revolving Loans made by the Bank, with interest thereon as prescribed in Section 2.03. The Bank is hereby authorized to record in its books and records and on any schedule annexed to the Revolving Note, the date and amount of each Revolving Loan made by the Bank, and the date and amount of each payment of principal thereof, and in the case of CD Rate Loans and LIBO Rate Loans, the Interest Period and interest rate with respect thereto, and any such recordation shall constitute prima facie evidence of the
                                                   ----- -----
accuracy of the information so recorded; provided that failure by the Bank to effect such recordation shall not affect the Borrower's obligations hereunder. Prior to the transfer of a

Revolving Note, the Bank shall record such information on any schedule annexed to and forming a part of such Revolving Note.

          SECTION 2.02.  Repayment.
                         ---------

          (a) Mandatory Repayments.  The aggregate principal amount of the
              --------------------
Revolving Loans outstanding on the Maturity Date, together with accrued interest thereon, shall be due and payable in full on the Maturity Date. If at any time the aggregate outstanding Borrowings exceed the Revolving Commitment then in effect, the Borrower shall immediately repay the excess to the Bank.

          (b) Optional Payment.  The Borrower may at its option pay the Loans,
              ----------------
in whole or in part, on any Business Day from time to time, provided the Bank shall have received from the Borrower notice of any such payment at least one Business Day prior to the date of the proposed payment if such date is not the last day of the then current Interest Period for each Loan being paid, in each case specifying the date and the amount of payment. For Prime Rate Loans, each day shall be defined as and constitute an "Interest Period." Partial payments hereunder shall be in an aggregate principal amount of not less than the lesser of (a) $50,000 or any whole multiple thereof and (b) the outstanding balance of the Loan being paid.

          SECTION 2.03.  Interest Rate and Payment Dates.
                         -------------------------------

          (a) Payment of Interest.  Interest with respect to each Loan shall be
              -------------------
payable in arrears on each Interest Payment Date for such Loan. In no event shall interest on a Loan exceed the maximum rate permitted by applicable law.

          (b) Prime Rate Loans.  Revolving Loans which are Prime Rate Loans
              ----------------
shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Prime Rate.

          (c) CD Rate Loans.  Revolving Loans which are CD Rate Loans shall bear
              -------------
interest for each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the CD Rate determined for such Interest Period plus (i) from the date hereof through the Maturity Date, one percent (1%).

          (d) LIBO Rate Loans.  Revolving Loans which are LIBO Rate Loans shall
              ---------------
bear interest for each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the LIBO Rate determined for such Interest Period in accordance with the terms hereof plus, from the date hereof through the Maturity Date, one percent (1%).

          SECTION 2.04.  Continuation and Conversion Options.  The Borrower may
                         -----------------------------------
elect from time to time to convert its outstand ing Loans from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis by giving the Bank (i) irrevocable notice of an election to convert Loans to Loans other than LIBO Rate Loans and (ii) at least three LIBO Business Days' prior irrevocable notice of an election to convert Loans to LIBO Rate Loans, provided that any conversion of Loans other than Prime Rate Loans shall only be made on the last day of an Interest Period with respect thereto, provided further that no Loan may be converted to a Loan other than a Prime Rate Loan so long as an Event of Default or Potential Event of Default has occurred and is continuing. The Borrower may elect from time to time to continue its outstanding Loans other than Prime Rate Loans upon the expiration of the Interest Period(s) applicable thereto by giving to the Bank irrevocable notice of continuation of such a Loan other than a LIBO Rate Loan and at least three LIBO Business Days' prior irrevocable notice of continuation of a LIBO Rate Loan, provided that no Loan may be continued as a Loan other than a Prime Rate Loan so long as an Event of Default or Potential Event of Default has occurred and is continuing. Each notice electing to convert or continue a Loan shall specify: (i) the proposed conversion/continuation date; (ii) the amount of the Loan to be converted/continued; (iii) the nature of the proposed continuation/conversion; and (iv) in the case of a conversion to, or continuation of a Loan other than a Prime Rate Loan, the requested Interest Period, and shall certify that no Event of Default or Potential Event of Default has occurred and is continuing. On the date on which such conversion or continuation is being made the Bank shall take such action as is necessary to effect such conversion or continuation. In the event that no notice of continuation or conversion is received by the Bank with respect to outstanding Loans other than Prime Rate Loans, upon expiration of the Interest Period(s) applicable thereto, such Loans shall convert to Prime Rate Loans. Subject to the limitations set forth in this Section and in the definition of Interest Period, all or any part of outstanding

Loans may be converted or continued as provided herein, provided that partial conversions or continuations with respect to Loans other than Prime Rate Loans shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000.

          SECTION 2.05  Security for Loans.  As security for the payment and
                        ------------------
performance of its obligations hereunder, the Borrower hereby grants to the Bank a security interest in all of the Borrower's right, title and interest in an to the collateral described in any security agreement or financing statement executed by the Borrower in favor of the Bank, including without limitation that certain Assignment of Lease attached hereto as Exhibit B.



                                 ARTICLE III

                    GENERAL PROVISIONS CONCERNING THE LOANS

          SECTION 3.01.  Use of Proceeds.  The proceeds of the Loans hereunder
                         ---------------
shall be used by the Borrower for refinancing existing working capital debt and for general corporate purposes.

          SECTION 3.02.  Post Maturity Interest.  Notwithstanding anything to
                         ----------------------
the contrary contained in Section 2.03, if all or a portion of the principal amount of any of the Loans made hereunder or any interest accrued thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), any such overdue amount shall bear interest at a rate per annum which is equal to the greater of (a) two percent (2%) above the highest rate which would otherwise be applicable pursuant to Section 2.03 and (b) three percent (3%) above the Prime Rate, from the date of such nonpayment until paid in full (after as well as before judgment), payable on demand. In addition, such Loan, if a Loan other than a Prime Rate Loan, shall be converted to a Prime Rate Loan at the end of the then current Interest Period therefor.

          SECTION 3.03.  Computation of Interest and Fees.
                         --------------------------------

          (a) Calculations.  Interest in respect of the Prime Rate Loans shall
              ------------
be calculated on the basis of a 360 day year for the actual days elapsed. Any change in the interest rate on a Prime Rate Loan resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate shall become effective. CD Rate Loans and LIBO Rate Loans shall be calculated on the basis of a 360 day year for the actual days elapsed.

          (b) Determination by Bank.  Each determination of an interest rate or
              ---------------------
fee by the Bank pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error.

          SECTION 3.04.  Payments.  The Borrower shall make each payment of
                         --------
principal, interest and fees hereunder and under the Notes, without setoff or counterclaim, not later than 2:00 P.M. (Los Angeles time) on the day when due in lawful money of the United States of America to the Bank at the office of the Bank designated from time to time in immediately available funds.

          SECTION 3.05.  Payment on Non-Business Days.  Whenever any payment to
                         ----------------------------
be made hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          SECTION 3.06.  Reduced Return.  If the Bank shall have determined that
                         --------------
any applicable law, regulation, rule or regulatory requirement (collectively in this Section 3.06 "Requirement") regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital as a consequence of its Commitments and obligations hereunder to a level below that which would have been achieved but for such Requirement, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank to be material (which amount shall be determined by the Bank's reasonable allocation of the aggregate of such reductions resulting from such events), then from time to time, within five (5) Business Days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction.

          SECTION 3.07.(a)  Indemnities.  Whether or not the transactions
                            -----------
contemplated hereby shall be consummated, the Borrower agrees to indemnify, pay and hold the Bank, and the shareholders, officers, directors, employees and agents of the Bank, harmless from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not any of the foregoing indemnified Persons is a party to any litigation), including, without limitation, reasonable attorneys' fees and costs (including, without limitation, the reasonable estimate of the allocated cost of in-house legal counsel and staff) and costs of investigation, document production, attendance at a deposition, or other discovery, with respect to or arising out of any proposed acquisition by the Borrower or any of its Subsidiaries of any Person or any securities (including a self-tender), this Agreement or any use of proceeds hereunder, or any claim, demand, action or cause of action being asserted against the Borrower or any of its Subsidiaries (collectively, the "Indemnified Liabilities"), provided that the Borrower shall have no obligation hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of any such indemnified Persons. If any claim is made, or any action, suit or proceeding is brought, against any Person indemnified pursuant to this Section, the indemnified Person shall notify the Borrower of such claim or of the commencement of such action, suit or proceeding, and the Borrower will assume the defense of such action, suit or proceeding, employing counsel selected by the Borrower and reasonably satisfactory to the indemnified Person, and pay the fees and expenses of such counsel. This covenant shall survive termination of this Agreement and payment of the outstanding Notes.

          (b) Funding Losses.  The Borrower agrees to indemnify the Bank and to
              --------------
hold the Bank harmless from any loss or expense including, but not limited to, any such loss or expense arising from interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain its CD Rate Loans or LIBO Rate Loans hereunder, which the Bank may sustain or incur as a consequence of
(i) default by the Borrower in payment of the principal amount of or interest on the CD Rate Loans or LIBO Rate Loans of the Bank, (ii) default by the Borrower in making a conversion or continuation after the Borrower has given a notice thereof, (iii) default by the Borrower in making any payment after the Borrower has given a notice of payment or (iv) the Borrower making any payment of a CD Rate Loan or a LIBO Rate Loan on a day other than the last day of the Interest Period for such Loan. For purposes of this Section and Section 3.10, it shall be assumed that the Bank had funded or would have funded 100%, as the case may be, of each CD Rate Loan by the acceptance of a non-personal time deposit for a corresponding amount and term or of each LIBO Rate Loans in the London interbank market for a corresponding amount and term. In the event of a payment set forth in (iv) above, the amount payable to the Bank shall be reduced by an amount equal to a reinvestment interest rate one sixteenth of one percent (.0625%) less than the rate of interest generally available to the Bank at the time of the payment for a period of time approximately equal to the period remaining on the then applicable Interest Period and for an amount approximately equal to the amount of the payment. The determination of such amount by the Bank shall be presumed correct in the absence of manifest error. This covenant shall survive termination of this Agreement and payment of the outstanding Notes.

          SECTION 3.08.  Funding Sources.  Nothing in this Agreement shall be
                         ---------------
deemed to obligate the Bank to obtain the funds for any Loan in any particular place or manner or to constitute a representation by the Bank that it has obtained or will obtain the funds for any Loan in any particular place or manner.

          SECTION 3.09.  Inability to Determine Interest Rate.  In the event
                         ------------------------------------
that the Bank shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the domestic certificate of deposit market or the interbank LIBOR market, as the case may be, adequate and reasonable means do not exist for ascertaining the CD Rate or the LIBO Rate applicable pursuant to Section 2.03 for any Interest Period with respect to a CD Rate Loan or LIBO Rate Loan that will result from a requested CD Rate Loan or LIBO Rate Loan or that such rate of interest does not adequately cover the cost of funding such Loan, the Bank shall forthwith give notice of such determination to the Borrower not later than 1:00 P.M., Los Angeles time, on the requested Borrowing date, the requested conversion date or the last day of an Interest Period of a Loan which was to have been continued as a CD Rate Loan or LIBO Rate Loan. If such notice is given and has not been withdrawn (i) any requested CD Rate Loan or LIBO

Rate Loan, as the case may be, shall be made as a Prime Rate Loan, or, at the Borrower's option, such Loan shall not be made, (ii) any Loan that was to have been converted to a CD Rate Loan or a LIBO Rate Loan, as the case may be, shall be continued as, or converted into, a Prime Rate Loan and (iii) any outstanding CD Rate Loan or LIBO Rate Loan, as the case may be, shall be converted, on the last day of the then current interest Period with respect thereto, to a Prime Rate Loan. Until such notice has been withdrawn by the Bank, no further CD Rate Loans or LIBO Rate Loans, as the case may be, shall be made and the Borrower shall not have the right to convert a Loan to a CD Rate Loan or a LIBO Rate Loan. The Bank will review the circumstances affecting the domestic certificate of deposit market and the interbank LIBO market from time to time and the Bank will withdraw such notice at such time as it shall determine that the circumstances giving rise to said notice no longer exist.

          SECTION 3.10.  Requirements of Law.  In the event that any law,
                         -------------------
regulation or directive or any change therein or in the interpretation or application thereof or compliance by the Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality:

          (a) does or shall subject the Bank to any tax of any kind whatsoever with respect to this Agreement, any Note or any Loan made hereunder, or change the basis of taxation of payments to the Bank of principal, commitment fee, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of the Bank);

          (b) does or shall impose, modify or hold applicable any reserve, assessment rate, special deposit, compulsory loan or other requirement (collectively in this Section 3.10 "Require ments") against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, or other credit extended by, or any other acquisition of funds by, any office of the Bank which Requirements are not otherwise included in the determination of any CD Rate or LIBO Rate at the last Borrowing, conversion or continuation date of a Loan;

          (c) does or shall impose, modify or hold applicable any of the Requirements against Commitments to extend credit;

          (d) does or shall impose on the Bank any other condition;

and the result of any of the foregoing is to increase the cost to the Bank of making, renewing or maintaining its Revolving Commitment, CD Rate Loans or the LIBO Rate Loans or to reduce any amount receivable thereunder (which increase or reduction shall be determined by the Bank's reasonable allocation of the aggregate of such cost increases or reduced amounts receivable resulting from such events), then, in any such case, the Borrower shall pay to the Bank, within three Business Days of its demand, any additional amounts necessary to compensate the Bank for such additional cost or reduced amount receivable as determined by the Bank with respect to this Agreement. If the Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall notify the Borrower of the event by reason of which it has become so entitled. A statement incorporating the calculation as to any additional amounts payable pursuant to the foregoing sentence submitted by the Bank to the Borrower shall be conclusive in the absence of manifest error.

          SECTION 3.11.  Illegality.  Notwithstanding any other provisions
                         ----------
herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful, impossible or impracticable for the Bank to make or maintain LIBO Rate Loans as contemplated by this Agreement, (a) the commitment of the Bank hereunder to make LIBO Rate Loans or convert Prime Rate Loans or CD Rate Loans to LIBO Rate Loans shall forthwith be cancelled and (b) the Bank's Loans then outstanding as LIBO Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the next succeeding Interest Payment Date or within such earlier period as allowed by law. The Borrower hereby agrees to pay the Bank, within three Business Days of its demand, any additional amounts necessary to compensate the Bank for any costs incurred by the Bank in making any conversion in accordance with this Section, including, but not limited to, any interest or fees payable by the Bank to lenders of funds obtained by it in order to make or maintain its LIBO Rate Loans hereunder (the Bank's notice of such costs, as certified to the Borrower to be conclusive absent manifest error).



                                   ARTICLE IV

                             CONDITIONS OF LENDING

          SECTION 4.01.  Conditions Precedent to Initial Loans.  The obligation
                         -------------------------------------
of the Bank to make its initial Loan is subject to the conditions precedent that:

          (a) The Bank shall have received on or before the day of the initial Borrowing the following, each dated such day (except for the document referred to in clause (ii)), in form and substance satisfactory to the Bank:

               (i) The Note(s) issued by the Borrower to the order of the Bank;

               (ii) Copies of the Articles, Certificate of Incorporation, partnership agreement or other organizational document of the Borrower, certified as of a recent date by the Secretary of State of its state of formation or incorporation;

               (iii) Copies of the Bylaws, if any, of the Borrower, certified by the Secretary or an Assistant Secretary of the Borrower;

               (iv) Copies of resolutions of the Board of Directors or other authorizing documents of the Borrower, in form and substance satisfactory to the Bank, approving the Loan Documents and the Borrowings hereunder;

               (v) An incumbency certificate executed by the Secretary or an Assistant Secretary of the Borrower or equivalent document, certifying the names and signatures of the officers of the Borrower or other Persons authorized to sign the Loan Documents and the other documents to be delivered hereunder;

               (vi)  Executed copies of all Loan Documents;

               (vii) A favorable opinion of counsel to the Borrower, in the form of Exhibit C hereto, and as to such other matters as the Bank may reasonably request;

               (viii) Executed copies of the Assignment of Lease together with: (w) all appropriate resolutions, incumbency certificates and other authorizing documents as the Bank may request; (y) evidence satisfactory to the Bank that all other filings, recordings, and other actions the Bank deems necessary or advisable to establish, preserve and perfect the Liens granted to the Bank in real or personal property shall have been made or obtained; and

          (b) All corporate and legal proceedings and all instruments and documents in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in content, form and substance to the Bank and its counsel, and the Bank and such counsel shall have received any and all further information and documents which the Bank or such counsel may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

          SECTION 4.02.  Conditions Precedent to Each Borrowing.  The obligation
                         --------------------------------------
of the Bank to make a Loan on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing (a) the following statements shall be true and the Bank shall have received the notice required by Section 2.01(b), which notice shall be deemed to be a certification by the Borrower that:

               (i)  The representations and warranties contained in Section
          5.01 are correct on and as of the date of such Borrowing as though made on and as of such date,

              (ii) No event has occurred and is continuing, or would result from such Borrowing, which constitutes an Event of Default or Potential Event of Default, and

             (iii)  All Loan Documents are in full force and effect,

and (b) the Bank shall have received such other approvals, opinions or documents as the Bank may reasonably request.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

          SECTION 5.01.  Representations and Warranties.  The Borrower
                         ------------------------------

represents and warrants as follows:

          (a) Organization.  The Borrower is duly organized, validly existing
              ------------
and in good standing under the laws of the state of its formation. The Borrower is also duly authorized, qualified and licensed in all applicable jurisdictions, and under all applicable laws, regulations, ordinances or orders of public authorities, to carry on its business in the locations and in the manner presently conducted, except where the failure to so qualify or be licensed will not result in a material adverse effect on Borrower's financial condition.

          (b) Authorization.  The execution, delivery and performance by the
              -------------
Borrower of the Loan Documents, and the making of Borrowings hereunder, are within the Borrower's corporate or partnership powers, as the case may be, have been duly authorized by all necessary corporate or partnership action, as the case may be, and do not contravene (i) the Borrower's charter, by-laws or other organizational document or (ii) any law or regulation (including Regulations G, T, U and X) or any contractual restriction binding on or affecting the Borrower.

          (c) Governmental Consents.  No authorization or approval or other
              ---------------------
action by, and no notice to or filing with, any governmental authority or regulatory body (except filings required under the Loan Documents to perfect security interests granted to the Bank and routine reports required pursuant to the Securities Exchange Act of 1934, as amended, which reports will be made in the ordinary course of business) is required for the due execution, delivery and performance by the Borrower of the Loan Documents.

          (d) Validity.  The Loan Documents are the binding obligations of the
              --------
Borrower or other executing Person, if any, enforceable in accordance with their respective terms; except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

          (e) Financial Condition.  The balance sheets of the Borrower and its
              -------------------
consolidated Subsidiaries as at December 31, 1993, and for the nine (9) months ended September 30, 1994, and the related statements of operations and cash flows of the Borrower and its consolidated Subsidiaries for the fiscal year and fiscal quarter then ended, copies of which have been furnished to the Bank, fairly present the financial condition of the Borrower and its consolidated Subsidiaries as at such dates and the results of the operations of the Borrower and its consolidated Subsidiaries for the respective periods ended on such dates, all in accordance with GAAP, consistently applied, and since September 30, 1994, there has been no material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole.

          (f) Litigation.  Except as set forth on Schedule 5.01(f) hereto, there
              ----------
is no pending or threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may materially adversely affect the consolidated financial condition or operations of the Borrower or which may have a material adverse effect on the Borrower's ability to perform its obligations under the Loan Documents, having regard for its other financial obligations.

          (g) Employee Benefit Plans.  The Borrower and each of its ERISA
              ----------------------
Affiliates is in compliance in all material respects with any applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans. No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan that could result in a material liability to the Borrower. The excess of the actuarial present value of all benefit liabilities under all Pension Plans (excluding in such computation Pension Plans with assets greater than benefit liabilities) over the fair market value of the assets allocable to such benefit liabilities are not greater than five percent (5%) of Consolidated Tangible Net Worth. For purposes of the preceding sentence, the terms "actuarial present value" and "benefit liabilities" shall have the meanings specified in Section 4001 of ERISA.

          (h) Disclosure.  No representation or warranty of the Borrower
              ----------
contained in this Agreement or any other document, certificate or written statement furnished to the Bank by or on behalf of the Borrower for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Borrower (other than matters of a general economic nature) which materially adversely affects the business, operations, property, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Bank for use in connection with the transactions contemplated hereby.

          (i) Margin Stock.  The aggregate value of all margin stock (as defined
              ------------
in Regulation U) directly or indirectly owned by the Borrower and its Subsidiaries is less than 25% of the aggregate value of the Borrower's assets.

          (j) Environmental Matters.  Except as set forth in Schedule 5.01(j)
              ---------------------
hereto, neither the Borrower nor any Subsidiary, nor any of their respective officers, employees, representatives or agents, nor, to the best of their knowledge, any other person, has treated, stored, processed, discharged, spilled, or otherwise disposed of any substance defined as hazardous or toxic by any applicable federal, state or local law, rule, regulation, order or directive, or any waste or by-product thereof, at any real property or any other facility owned, leased or used by the Borrower or any Subsidiary, in violation of any applicable statutes, regulations, ordinances or directives of any governmental authority or court, which violations may result in liability to the Borrower or any Subsidiary or any of their respective officers, employees, representatives, agents or shareholders in an amount exceeding $100,000 for all such violations; and the unresolved violations set forth in said Schedule will not result in liability to the Borrower or any Subsidiary or any of their respective officers, employees, representatives, agents or shareholders in an amount exceeding $100,000 for all such unresolved violations. Except as set forth in said Schedule, no employee or other person has ever made a claim or demand against the Borrower or any Subsidiary based on alleged damage to health caused by any such hazardous or toxic substance or by any waste or by-product thereof; and the unsatisfied claims or demands against the Borrower or any Subsidiary set forth in said Schedule will not result in uninsured liability to the Borrower or any Subsidiary or any of their respective officers, employees, representatives, agents or shareholders in an amount exceeding $100,000 for all such unsatisfied claims or demands. Except as set forth in said Schedule, neither the Borrower nor any Subsidiary has been charged by any governmental authority with improperly using, handling, storing, discharging or disposing of any such hazardous or toxic substance or waste or by-product thereof or with causing or permitting any pollution of any body of water; and the outstanding charges set forth in said Schedule will not result in liability to the Borrower or any Subsidiary or any of their respective officers, employees, representatives, agents or shareholders in an amount exceeding $100,000 for all such outstanding charges.

          (k) Employee Matters.  There is no strike or work stoppage in
              ----------------
existence or threatened involving the Borrower or its Subsidiaries that may materially adversely affect the consolidated financial condition or operations of the Borrower or that may have a material adverse effect on the Borrower's ability to perform its obligations under the Loan Documents, having regard for its other financial obligations.


                                  ARTICLE VI

                                   COVENANTS

          SECTION 6.01.  Affirmative Covenants.  So long as any Note shall
                         ---------------------
remain unpaid or the Bank shall have any Commitment hereunder, the Borrower will, unless the Bank shall otherwise consent in writing:

          (a) Financial Information.  Furnish, or cause to be furnished, to
              ---------------------
the Bank:

              (i) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the Borrower's consolidated balance sheet of itself and its consolidated Subsidiaries as at the end of each fiscal year and the related consolidated statements of operations (or comparable statement) employed in the business and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an unqualified report and opinion thereon of Kenneth Leventhal & Company, or other independent certified public accountants acceptable to the Bank;

              (ii) as soon as available, but in any event within 45 days after the end of each fiscal quarter, the Borrower's unaudited consolidated balance sheet of itself and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of operations (or comparable statement) and cash flows for such period and year to date, setting forth in each case in comparative form the figures as at the end of the previous fiscal year as to the balance sheet and the figures for the previous corresponding period as to the other statements, certified by a duly authorized officer of the Borrower as being fairly stated in all material respects subject to year end adjustments;

          (iii) as soon as available, but in any event within 120 days after the end of each fiscal year of the Operating Company, a copy of the Operating Company's balance sheet as at the end of each fiscal year and the related statements of operations (or comparable statement) employed in the business and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an unqualified report and opinion thereon of Kenneth Leventhal & Company, or other independent certified public accountants acceptable to the Bank;

          (iv) as soon as available, but in any event within 45 days after the end of each fiscal quarter, the Operating Company's unaudited balance sheet as at the end of such period and the related unaudited statements of operations (or comparable statement) and cash flows for such period and year to date, setting forth in each case in comparative form the figures as at the end of the previous fiscal year as to the balance sheet and the figures for the previous corresponding period as to the other statements, certified by a duly authorized officer of the Operating Company as being fairly stated in all material respects subject to year end adjustments;

          (v) together with each delivery of financial statements of the Borrower and its Subsidiaries pursuant to subdivisions (i) and (ii) above, (A) an officers' certificate stating that the signers have reviewed the terms of the Loan Documents and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the officers' certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto; and (B) a Compliance Certificate in the form of Exhibit D hereto demonstrating in reasonable detail compliance during and at the end of such accounting periods with the restrictions contained in Sections 6.02(a), (b), (c), (d), (e) and (f);

            (vi) as soon as available, copies of all reports which the Borrower sends to any of its security holders, and copies of all reports and registration statements which the Borrower or any Subsidiary files with the S.E.C. or any national securities exchange;

            (vii) as soon as practicable, and in any event within 45 days after the end of each fiscal quarter, commencing with the quarter ending December 31, 1994, projected consolidated balance sheets and statements of operations (or comparable statements) and cash flows of the Borrower, its Subsidiaries, and for Operating Company, all in form and detail acceptable to the Bank; and

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail acceptable to the Bank and in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants and disclosed therein);

        (b) Notices and Information.  Deliver to the Bank:
            -----------------------

            (i)   promptly upon any officer of the Borrower obtaining knowledge
    (a) of any condition or event which constitutes an Event of Default or Potential Event of Default under this Agreement or any of the Loan Documents, or under any other material agreement or indenture entered into by Borrower or Operating Company, (b) that any Person has given any notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 7.01(e), (c) of the institution of any litigation involving an alleged liability (including possible forfeiture of property) of the Borrower or any of its Subsidiaries equal to or greater than $50,000 or any adverse determination in any litigation involving a potential liability of the Borrower or any of its Subsidiaries equal to or greater than $50,000, or
    (d) of any matter which has resulted in or might result in a material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or Operating Company, an officers' certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action the Borrower or Operating Company has taken, is taking and proposes to take with respect thereto;

          (ii) promptly upon becoming aware of the occurrence of or forthcoming occurrence of any (a) Termination Event, or (b) non-exempt "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA, in connection with any Employee Benefit Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Borrower has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor, or the Pension Benefit Guaranty Corporation with respect thereto;

          (iii) with reasonable promptness copies of (a) all notices received by the Borrower or any of its ERISA Affiliates of the Pension Benefit Guaranty Corporation's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (b) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; and (c) all notices received by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to
    Section 4202 of ERISA;

          (iv) promptly, and in any event within 30 days after receipt thereof, a copy of any notice, summons, citation, directive, letter or other form of communication from any governmental authority or court in any way concerning any action or omission on the part of the Borrower or any of its Subsidiaries in connection with any substance defined as toxic or hazardous by any applicable federal, state or local law, rule, regulation, order or directive or any waste or by-product thereof, or concerning the filing of a lien upon, against or in connection with the Borrower, its Subsidiaries, or any of their leased or owned real or personal property, in connection with a Hazardous Substance Superfund or a Post-Closure Liability Fund as maintained pursuant to (S)9507 of the Internal Revenue Code; and

          (v) promptly, and in any event within 10 days after request, such other information and data with respect to the Borrower or any of its Subsidiaries as from time to time may be reasonably requested by the Bank.

          (c) Corporate Existence, Etc.  At all times preserve and keep in full
              -------------------------
force and effect its and its Subsidiaries' corporate existence and rights and franchises material to its business and those of each of its Subsidiaries; provided, however, that the corporate existence of any such Subsidiary may be terminated if such termination is in the best interest of the Borrower and is not materially disadvantageous to the holder of any Note.

          (d) Payment of Taxes and Claims.  Pay, and cause each of its
              ---------------------------
Subsidiaries to pay, all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

           (e) Maintenance of Properties; Insurance.
               ------------------------------------

           (i) Maintain or cause to be maintained in good repair, working order and condition all material properties used or useful in the business of the Borrower and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof; and

           (ii) maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. The Borrower will comply with any other insurance requirement set forth in any other Loan Document.

          (f) Inspection.  Permit any authorized representatives designated by
              ----------
the Bank to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested.

          (g) Compliance with Laws, Etc., Exercise, and cause each of its
              ---------------------------
Subsidiaries to exercise, all due diligence in order to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including, without limitation, all environmental laws, rules, regulations and orders, noncompliance with which would materially adversely affect the business, properties, assets, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole.

          SECTION 6.02.  Negative Covenants.  So long as any Note shall remain
                         ------------------
unpaid or the Bank shall have any Commitment hereunder, the Borrower will not, without the written consent of the Bank:

          (a) Liquidity.  Permit the sum of its cash and marketable securities
              ---------
at any time to be less than $5,000,000.

          (b) Leverage Ratio.  Permit the ratio of Consolidated Liabilities to
              --------------
Consolidated Tangible Net Worth at any time to be more than 2.15:1.00.

          (c) Interest Coverage Ratio.  As at the end of any fiscal quarter of
              -----------------------
the Borrower, permit the ratio of (i) the Borrower's earnings before income taxes, plus depreciation and amortization expenses, plus interest expense for the four quarters ending on any date of determination, to (ii) interest expense for such four quarters, to be less than 2:1.00.

           (d) Consolidated Tangible Net Worth.  Permit Consolidated Tangible
               -------------------------------
Net Worth at any time to be less than $60,000,000.

          (e) Liens, Etc.  Create or suffer to exist, or permit any of its
              ----------
Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure any Debt of any Person other than (i) Liens in favor of the Bank; (ii) Liens reflected on the financial statements referred to in Section 5.01(e) hereof and other Liens existing on the date hereof and set forth in Schedule 6.02(e) hereto; and (iii) purchase money Liens upon or in any property acquired or held by the Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property.

          (f) Debt.  Create or suffer to exist, or permit any of its
              ----
Subsidiaries to create or suffer to exist, any Debt, other than (i) Debt reflected on the Borrower's financial statements referred to in Section 5.01(e) hereof and other Debt existing on the date hereof and set forth on Schedule 6.02(f) hereto; (ii) Debt owed to the Bank; (iii) Debt relating to liens permitted under Section 6.02(e)(iii); and (iv) Debt of a Subsidiary to another Subsidiary or to the Borrower incurred in the ordinary course of business.

          (g) Lease Obligations.  Create or suffer to exist, or permit any of
              -----------------
its Subsidiaries to create or suffer to exist, any obligations for the payment of rental for any property under leases or agreements to lease (other than Capital Leases) which would cause the direct or contingent liabilities of the Borrower and its Subsidiaries, on a consolidated basis, in respect of all such obligations to exceed $500,000 payable in any fiscal year of the Borrower.

          (h) Dividends, Etc.  Declare or pay any dividends, purchase or
              --------------
otherwise acquire for value its capital stock now or hereafter outstanding, or make an distribution of assets to its stockholders as such, or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of the Borrower, except that the Borrower may (i) declare and deliver dividends and distributions payable in capital stock of the Borrower, and (ii) declare or pay cash dividends to its stockholders in an aggregate amount not to exceed, in any twelve (12) month period commencing on or after July 1, 1994, the lesser of: (i) the amount determined by multiplying $0.80 per share times the number of all of Borrower's outstanding shares, or (ii) $9,200,000.

          (i) Consolidation, Merger.  Consolidate with or merge into any other
              ---------------------
corporation or entity except that any corporation or entity may consolidate with or merge into the Borrower, provided that the Borrower shall be the surviving entity of such merger or consolidation, and provided further, that immediately after the consummation or such consolidation or merger there shall exist no condition or event which constitutes an Event of Default or a Potential Event of Default.

          (j) Loans, Investments, Secondary Liabilities.  Make or permit to
              -----------------------------------------
remain outstanding, or permit any Subsidiary to make or permit to remain outstanding, any loan or advance to, or guarantee, induce or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations, securities or assets of or any other interest in, or make any capital contribution to, any other Person, except that the Borrower and its Subsidiaries may:

              (i) own, purchase or acquire certificates of deposit issued by the Bank, commercial paper rated Moody's P-1, municipal bonds rated Moody's AA or better, direct obligations of the United States of America or its agencies, and obligations guaranteed by the United States of America;

             (ii) acquire and own stock, obligations or securities received from customers in connection with debts created in the ordinary course of business owing to the Borrower or a Subsidiary;

            (iii) continue to own the existing capital stock of the Borrower's Subsidiaries and partnership and joint venture interests owned on the date hereof;

             (iv) endorse negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

              (v) allow the Borrower's Subsidiaries to make or permit to remain outstanding advances from the Borrower's Subsidiaries to the Borrower;

             (vi) permit to remain outstanding guarantees reflected on Borrower's financial statements referred to in Section 5.01(g) hereof; and

            (vii) loan or advance to, or guarantee obligations of, or purchase or acquire stock, partnership or joint venture interests, or assets of any Person (and permit to remain outstanding thereafter), so long as the total amount of such loan, advance or guarantee, or total amount of consideration paid or to be paid for such stock, partnership or joint venture interests, or assets does not exceed fifteen percent (15%) of Borrower's tangible net worth, at the time of such purchase, acquisition, loan, advance or guarantee.

          (k) Asset Sales.  Convey, sell, lease, transfer or otherwise dispose
              -----------
of, or permit any Subsidiary to convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its or its Subsidiary's business, property or fixed assets outside the ordinary course of business, whether now owned or hereafter acquired, except that the Borrower and its Subsidiaries may convey, sell, lease, transfer or otherwise dispose of business, property or fixed assets for consideration which in the aggregate does not exceed $1,000,000 per year; and (ii) shares of the common stock of Pacific Gulf Properties, Inc. ("PGPI") as now owned or as may be hereafter acquired by Borrower pursuant to the provisions of that certain Purchase and Sale Agreement dated November 15, 1993, by and between Borrower and PGPI.

          (l) Hostile Tender Offers.  Make any offer to purchase or acquire, or
              ---------------------
consummate a purchase or acquisition of, 5% or more of the capital stock of any publicly held corporation or other publicly held business entity unless the
                                                                 ------
board of directors of such corporation or business entity has notified the Borrower that it invites or does not oppose such offer or purchase.

          (m) Margin Stock.  Utilize any part of the proceeds of any Loans to
              ------------
purchase or carry any margin stock (as defined in Regulation U) or to extend credit to others for the purpose of purchasing margin stock.

          (n) Management.  Cause, suffer or permit Stephen Keller to cease
              ----------
serving as its Chairman, Sherwood Chillingworth to cease serving as its Chief Executive Officer, Christopher Stirling to cease serving as its President, or Brian L. Fleming to cease serving as its Chief Financial Officer.



                                  ARTICLE VII

                               EVENTS OF DEFAULT

          SECTION 7.01.  Events of Default.  If any of the following events
                          -----------------
("Events of Default") shall occur and be continuing:

          (a) The Borrower shall fail to pay any installment of the principal when due, or shall fail to pay any installment of interest or other amount payable hereunder within three (3) Business Days of the date when due; or

          (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with the Loan Documents shall prove to have been incorrect in any material respect when made; or

          (c) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 6.01(b), (c), (d), (e)(ii), (g) or 6.02 hereof on its part to be performed or observed; or

          (d) The Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement other than those referred to in Subsections 7.01(a), (b) and (c) above on its part to be performed or observed and any such failure shall remain unremedied for thirty (30) days after the Borrower knows of such failure; or

          (e) The Borrower or any of its Subsidiaries shall default in the performance of or compliance with any term contained in any Loan Document other than this Agreement and such default shall not have been remedied or waived within any applicable grace period; or

          (f) The Borrower or any of its Subsidiaries shall (A) fail to pay any principal of, or premium or interest on, any Debt, the aggregate outstanding principal amount of which is at least $50,000 (excluding Debt evidenced by the Notes), when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or (B) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument; or

          (g) (i) The Borrower, any of its Subsidiaries or Operating Company shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower, any of its Subsidiaries or Operating Company shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower, any of its Subsidiaries or Operating Company any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or

(iii) there shall be commenced against the Borrower, any of its Subsidiaries or Operating Company any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Borrower, any of its Subsidiaries or Operating Company shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) and (iii) above; or (v) the Borrower, any of its Subsidiaries or Operating Company shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) equal to or greater than $100,000 and all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

          (i) Any guaranty, if any, for any reason other than satisfaction in full of all obligations of the Borrower under the Loan Documents, ceases to be in full force and effect or is declared null and void, or any guarantor denies that it has any further liability under such guaranty or gives notice to such effect; or

          (j) (i) The Borrower or any of its ERISA Affiliates fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Internal Revenue Code, the Borrower or any of its ERISA Affiliates is required to pay as contributions thereto;

              (ii) any accumulated funding deficiency occurs or exists, whether or not waived, with respect to any Pension Plan;

             (iii) the excess of the actuarial present value of all benefit liabilities under all Pension Plans over the fair market value of the assets of such Pension Plans (excluding in such computation Pension Plans with assets greater than benefit liabilities) allocable to such benefit liabilities are greater than five percent (5%) of Consolidated Tangible Net Worth;

                (iv) the Borrower or any of its ERISA Affiliates enters into any transaction which has as its principal purpose the evasion of liability under Subtitle D of Title IV of ERISA;

                (v) (A) Any Pension Plan maintained by the Borrower or any of its ERISA Affiliates shall be terminated within the meaning of Title IV of ERISA, or (B) a trustee shall be appointed by an appropriate United States district court to administer any Pension Plan, or (C) the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan, or (D) the Borrower or any of its ERISA Affiliates shall withdraw (under
Section 4063 of ERISA) from a Pension Plan, if as of the date of the event listed in subclauses (A)-(D) above or any subsequent date, either the Borrower or its ERISA Affiliates has any liability in excess of $100,000 (such liability to include, without limitation, any liability to the Pension Benefit Guaranty Corporation, or any successor thereto, or to any other party under Sections 4062, 4063 or 4064 of ERISA or any other provision of law) resulting from or otherwise associated with the events listed in subclauses (A)-(D) above;

               (vi) As used in this subsection 7.01(j) the term "accumulated funding deficiency" has the meaning specified in Section 412 of the Internal Revenue Code, and the terms "actuarial present value" and "benefit liabilities" have the meanings specified in Section 4001 of ERISA; or

          (k) There shall be instituted against the Borrower or any Subsidiary, or against any guarantor, any proceeding for which forfeiture of any property is a potential penalty;

          (l) Borrower fails to perform or observe any of the covenants, terms, provisions, conditions, agreements or obligations under any other agreements, indenture, document, note or other instrument (including, but not limited to the generality of the foregoing, other indebtedness owing to Bank) executed by Borrower, and such failure has a material adverse effect on the business or condition (financial or otherwise) of Borrower;

          (m) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency institutes any proceeding for which forfeiture of any property, (the aggregate fair market value of which, at the time any such proceedings are instituted, is in excess of $1,000,000), is a potential penalty, or assumes custody or control of the whole or any substantial position of the properties or assets of Borrower or Operating Company and is not dismissed within 30 days thereafter;

          (n) Any money judgment, writ or warrant of attachment, or similar process is entered or filed against Borrower or any of its properties or other similar assets and is not vacated, bonded, or stayed within the earlier of (a) a period of 15 days or (b) before 5 days prior to the date of any proposed sale thereunder;

          (o) Borrower voluntarily suspends the transaction of business for more than 15 consecutive days in any 12 month period after the effective date of this Agreement;

          (p) The Los Angeles Turf Club, Incorporated, a California corporation: (i) fails to make payments as required under the Lease when due (including any periods of grace) or (ii) declares such Lease invalid;

          (q) Borrower terminates, modifies or in any other manner amends the Lease without the prior express written consent of Bank; or

          (r) This Agreement, at any time while any amounts payable hereunder remains unpaid, ceases to be in full force and effect, or is declared null and void, or the validity or enforceability thereof is contested or any party thereto denies that it has any or further liability or obligation under the Loan Documents.

          Then, (i) upon the occurrence of any Event of Default described in clause (g) above, the Commitment shall immediately terminate and all Loans hereunder with accrued interest thereon, and all other amounts owing under the Loan Documents shall automatically become due and payable, and (ii) upon the occurrence of any other Event of Default, the Bank may, by notice to the Borrower, declare the Commitment to be terminated forthwith, whereupon the Commitment shall immediately terminate; and, by notice to the Borrower, declare the Loans hereunder, with accrued interest thereon, and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. Notwithstanding any other provision of this Agreement, including Section 8.02, notices to the Borrower under this Section may be communicated orally (including by telephone) or in writing (including telex or facsimile transmissions).



                                  ARTICLE VIII

                                 MISCELLANEOUS

          SECTION 8.01.  Amendments, Etc.  No amendment or waiver of any
                         ---------------
provision of the Loan Documents nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 8.02.  Notices, Etc.  Except as otherwise set forth in this
                         ------------
Agreement, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex or facsimile communication) and mailed or telegraphed or telexed or sent by facsimile or delivered, if to the Borrower, at its address set forth on the signature page hereof; and if to the Bank, at its address set forth on the signature page hereof; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective when deposited in the mails, delivered to the telegraph company, sent by telex or sent by facsimile, respectively, except that notices and communications to the Bank pursuant to Article II or VII shall not be effective until received by the Bank.

          SECTION 8.03.  Right of Setoff; Deposit Accounts.  Upon and after the
                         ---------------------------------
occurrence of any Event of Default, the Bank is hereby authorized by the Borrower, at any time and from time to time, without notice, (a) to set off against, and to appropriate and apply to the payment of, the obligations and liabilities of the Borrower under the Loan Documents (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all amounts owing by the Bank to the Borrower (whether payable in Dollars or any other currency, whether matured or unmatured, and, in the case of deposits, whether general or special, time or demand and however evidenced) and (b) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as the Bank in its sole discretion may elect. The Borrower hereby grants to the Bank a security interest in all deposits and accounts maintained with the Bank and with any other financial institution. The Bank is authorized to debit any account maintained with it by the Borrower for any amount of principal, interest or fees which are then due and owing to the Bank.

          SECTION 8.04.  No Waiver; Remedies.  No failure on the part of the
                         -------------------
Bank to exercise, and no delay in exercising, any right under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 8.05.  Costs and Expenses.  The Borrower agrees to pay on
                         ------------------
demand all costs and expenses of the Bank (including attorney's fees and the reasonable estimate of the allocated cost of in-house counsel and staff) in connection with the preparation, amendment, modification, enforcement (including, without limitation, in appellate, bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings) or restructuring of the Loan Documents.

          SECTION 8.06.  Participations.  The Bank may sell, assign, transfer,
                         --------------
negotiate or grant participations to other financial institutions in all or part of the obligations of the Borrower outstanding under the Loan Documents, provided that any such sale, assignment, transfer, negotiation or participation shall be in compliance with the applicable federal and state securities laws; and provided further that any assignee or transferee agrees to be bound by the terms and conditions of this Agreement. The Bank may, in connection with any actual or proposed assignment or participation, disclose to the actual or proposed assignee or participant, any information relating to the Borrower or any of its Subsidiaries.

          SECTION 8.07.   Effectiveness; Binding  Effect; Governing Law.  This
                          ------------------------------- -------------
Agreement shall become effective when it shall have been executed by the Borrower and the Bank and thereafter shall be binding upon and inure to the benefit of the Borrower, the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Bank. THIS AGREEMENT AND THE NOTE(S) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW DOCTRINE.

          SECTION 8.08.  Consent to Jurisdiction; Venue.  Agent for Service of
                         ------------------------------   ----- --------------
Process.  All judicial proceedings brought against the Borrower with respect to
- - -------
this Agreement and the Loan Documents may be brought in any state or federal court of competent jurisdiction in the County of Los Angeles in the State of California, and by execution and delivery of this Agreement, the Borrower accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The Borrower irrevocably waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent
                       ----- --------------
any proceeding is brought in accordance with this Section. A copy of any such process so served shall be mailed by registered mail to the Borrower at its address provided in the applicable signature page hereto, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by the Borrower refuses to accept service, the Borrower hereby agrees that service upon it by mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Bank to bring proceedings against the Borrower in courts of any jurisdiction.

          SECTION 8.09.  Entire Agreement.  This Agreement with Exhibits and
                         ----------------
Schedules and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

          SECTION 8.10.  Separability of Provisions.  In case any one or more of
                         --------------------------
the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          SECTION 8.11.  Execution in Counterparts.  This Agreement may be
                         -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          SECTION 8.12.  Bank Representation.  The Bank will make each loan
                         -------------------
hereunder for its own account in the ordinary course of its business; provided that the disposition of any Note(s) shall at all times be within the Bank's exclusive control subject to Section 8.06 hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


FIRST INTERSTATE BANK                            Attention: Jutta Graham
 OF CALIFORNIA


By: ________________________

Title: _____________________


By: ________________________

Title: _____________________


Address:
- - -------

1000 East Garvey Avenue, South
Suite 360
West Covina, CA 91790
Attention:  Jutta Graham

SANTA ANITA REALTY
  ENTERPRISES, INC.


By: ________________________


Title: _____________________



Address:
- - -------

301 West Huntington Drive
Suite 405
Arcadia, CA 91066
Attention: Chief Financial
         Officer

                                LIST OF EXHIBITS
                                ----------------

 Exhibit A   --        Promissory Note

 Exhibit B   --        Assignment of Leases

 Exhibit C   --        Opinion of Borrowers Counsel

 Exhibit D   --        Compliance Certificate


                               LIST OF SCHEDULES
                               -----------------

 5.01(j)     --        Environmental Matters

 6.02(e)     --        Liens, Etc.

 6.02(f)     --        Debt


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